Exhibit (h)(i)

                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT


     THIS AGREEMENT is made as of this 29th day of June, 2002, by and between Monterey Mutual Fund, a Massachusetts business trust (the "Trust"), and UMB Fund Services, Inc., a Wisconsin corporation (the "Administrator").

     WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of beneficial interests (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust and the Administrator desire to enter into an agreement pursuant to which the Administrator shall provide administration and fund accounting services to such investment portfolios of the Trust as are listed on Schedule A hereto and any additional investment portfolios the Trust and Administrator may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1.   Appointment
     -----------

     The Trust hereby appoints the Administrator as administrator and fund accountant of the Funds for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.


2.   Services as Administrator
     -------------------------

     (a) Subject to the direction and control of the Trust's Board of Trustees and utilizing information provided by the Trust and its current and prior agents and service providers, the Administrator will provide the services listed on Schedule B hereto. The duties of the Administrator shall be confined to those expressly set forth therein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Trust hereby certifies that, as of a date no earlier than five (5) business days prior to the date of this Agreement, (1) the portfolios of each Fund as maintained by the Fund's fund accountant have been reconciled with the portfolio holdings as maintained by the Fund's custodian and all necessary adjustments or changes have been made, (2) the accruals (including interest, dividend and expense accruals) maintained by the Fund's fund accountant have been reviewed and confirmed, and any corrections made, and all such accruals are accurate and complete, and (3) there are no outstanding unresolved administration or fund accounting issues relating to any of the Funds that have not been properly resolved. In addition, the Trust represents that each Fund is lawfully eligible for sale in each jurisdiction indicated for such Fund on the list furnished to Administrator as of the date of this Agreement.

     (b) The Trustees of the Trust shall cause the officers, trustees, investment adviser(s) and sub-advisers, legal counsel, independent accountants, transfer agent, custodian and other service providers and agents, past or present, for the Funds to cooperate with the Administrator and to provide the Administrator with such information, documents and advice relating to the Funds and the Trust as necessary and/or appropriate or as requested by the Administrator, in order to enable the Administrator to perform its duties hereunder. In connection with its duties hereunder, the Administrator shall (without investigation or verification) be entitled, and is hereby instructed to, rely upon any and all instructions, advice, information or documents provided to the Administrator by an officer or representative of the Funds or by any of the aforementioned persons. The Administrator shall be entitled to rely on any document that it reasonably believes to be genuine and to have been signed or presented by the proper party. Fees charged by such persons shall be an expense of the Trust. The Administrator shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Trust, investment adviser(s) or service provider until receipt of written notice thereof from the Trust. As used in this Agreement, the term "investment adviser" includes all sub-advisers or persons performing similar services.

     (c) To the extent required by Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Trust pursuant to its duties hereunder are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Subject to the terms of Section 6, and where applicable, the Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records described in Schedule B which are maintained by the Administrator for the Trust.

     (d) It is understood that in determining security valuations, the Administrator employs one or more pricing services to determine valuations of portfolio securities for purposes of calculating net asset values of the Trust. The Administrator shall identify to the Trust any pricing service(s) utilized on behalf of the Trust. The Administrator shall price the securities and other holdings of the Trust for which market quotations or prices are available by the use of such services. For those securities where prices are not provided by the pricing service(s) utilized by the Administrator, the Trust shall approve, in good faith, the method for determining the fair value of the securities. The Trust's investment adviser shall determine or obtain the valuation of the securities in accordance with those procedures and shall deliver to the Administrator the resulting prices for use in its calculation of net asset values. The Administrator is authorized to rely on the prices provided by such service(s) or by the Trust's investment adviser(s) or other authorized representative of the Trust, without investigation or verification.

     (e) The Trust's Board of Trustees and the Funds' investment adviser(s) have and retain primary responsibility for all compliance matters relating to the Funds including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended, and the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information. The Administrator's monitoring and other functions hereunder shall not relieve the Board and the investment adviser(s) of their primary day-to-day responsibility for assuring such compliance.

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


3.   Fees; Delegation; Expenses
     --------------------------

     (a) In consideration of the services rendered pursuant to this Agreement, the Trust will pay the Administrator a fee, computed daily and payable monthly, plus out-of-pocket expenses, each as provided in Schedule C hereto. In addition, to the extent the Administrator corrects, verifies or addresses any prior actions or inactions by any Fund or by any prior service provider, Administrator shall be entitled to additional fees as provided in Schedule C. Fees shall be paid by each Fund at a rate that would aggregate at least the applicable minimum fee for each Fund. The parties may amend this Agreement to include fees for any additional services requested by the Trust, enhancements to current services, or to add Funds for which the Administrator has been retained. The Trust agrees to pay the Administrator's then current rate for additional services provided, or for enhancements to existing services currently provided, after the execution of this Agreement.

     (b) For the purpose of determining fees payable to the Administrator, net asset value shall be computed in accordance with the Trust's Prospectuses and resolutions of the Trust's Board of Trustees. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Trust be liquidated, merged with or acquired by another fund or investment company, any accrued fees shall be immediately payable.

     (c) The Administrator will bear all expenses incurred by it in connection with the performance of its services under Section 2, except as otherwise provided herein. The Administrator shall not be required to pay or finance any costs and expenses incurred in the operation of the Funds, including, but not limited to: taxes; interest; brokerage fees and commissions; salaries, fees and expenses of officers and Trustees; Securities and Exchange Commission (the "Commission") fees and state Blue Sky fees; advisory fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents and other service providers; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; taxes and fees payable to federal, state and other governmental agencies; preparation, typesetting, printing, proofing and mailing of prospectuses, statements of additional information, supplements, notices, forms and applications and proxy materials for regulatory purposes and for distribution to current shareholders; preparation, typesetting, printing, proofing and mailing and other costs of shareholder reports; expenses in connection with the electronic transmission of documents and information including electronic filings with the Commission and the states; research and statistical data services; expenses incidental to holding meetings of the Fund's shareholders and Trustees; fees and expenses associated with internet, e-mail and other related activities; and extraordinary expenses. Expenses incurred for distribution of shares, including the typesetting, printing, proofing and mailing of prospectuses for persons who are not shareholders of the Trust, will be borne by the Funds' investment adviser, except for such expenses permitted to be paid by the Trust under a distribution plan adopted in accordance with applicable laws. Administrator shall not be required to pay any Blue Sky fees or take any related Blue Sky actions unless and until it has received the amount of such fees from the Trust.

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

4.   Proprietary and Confidential Information
     ----------------------------------------

     The Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records relative to the Funds' shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information which have become known to the public through no wrongful act of the Administrator or any of its employees, agents or representatives, and information which was already in the possession of the Administrator prior to receipt thereof, shall not be subject to this paragraph.


5.   Limitation of Liability
     -----------------------

     (a) The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from the Administrator's willful misfeasance, bad faith or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Furthermore, the Administrator shall not be liable for (i) any action taken or omitted to be taken in accordance with or in reliance upon written or oral instructions, advice, data, documents or information (without investigation or verification) received by the Administrator from an officer or representative of the Trust or from a representative of any of the parties referenced in Section 2, (ii) its reliance on security valuations (without investigation or verification) provided by pricing service(s), the Trust's investment adviser(s) or representatives of the Trust, or (iii) any action taken or omission by a Fund, the Trust, investment adviser(s) or any past or current service provider.

     (b) The Administrator assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data or documents, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. The Administrator will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control.

     (c) The Trust agrees to indemnify and hold harmless the Administrator, its employees, agents, officers, directors, affiliates and nominees ("Indemnified Parties") from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character which may be asserted against or incurred by any Indemnified Party or for which any Indemnified Party may be held liable (a "Claim") arising out of or in any way relating to (i) the Administrator's actions or omissions except to the extent a Claim resulted from the Administrator's willful misfeasance, bad faith, or negligence in the performance of its duties hereunder or from reckless disregard by it of its obligations and duties hereunder; (ii) the Administrator's reliance on, implementation of, or use of (without

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

investigation or verification) advice, instructions, requests, directions, information, data, security valuations, records and documents received by the Administrator from any party referenced in Section 2 hereof or other representative of the Trust, (iii) any breach of any of the Trust's obligations, representations or warranties hereunder; or (iv) any action taken by or omission of the Trust, investment adviser(s) or any other past or current service provider.

     (d) In no event and under no circumstances shall the Administrator, its affiliates or any of its or their officers, directors, members, agents or employees be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof. The indemnity and defense provisions set forth in this
Section 5 shall indefinitely survive the termination and/or assignment of this Agreement.


6.   Term
     ----

     (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. This Agreement shall continue in effect with respect to each Fund until terminated as provided herein.

     (b) Either party may terminate this Agreement at any time by giving the other party a written notice not less than ninety (90) days prior to the date the termination is to be effective. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Trust.

     (c) Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of a Fund or the Trust, the Administrator shall deliver the records of the Fund(s) and/or Trust as the case may be, in the form maintained by the Administrator (to the extent permitted by applicable license agreements) to the Trust or person(s) designated by the Trust at the Trust's cost and expense, and thereafter the Trust or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of the Trust or a Fund(s), and the Trust requests the Administrator to provide services in connection therewith, the Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree.


7.   Non-Exclusivity
     ---------------

     The services of the Administrator rendered to the Trust are not deemed to be exclusive. The Administrator may render such services and any other services to others, including other investment companies. The Trust recognizes that from time to time directors, officers and employees of the Administrator may serve as trustees, directors, officers and employees of other entities (including other

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

investment companies), and that the Administrator or its affiliates may enter into other agreements with such other entities.

8.   Governing Law; Invalidity
     -------------------------

     This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

9.   Notices
     -------

     Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Administrator shall be sent to UMB Fund Services, Inc., 803 West Michigan Street, Suite A, Milwaukee, WI, 53233, Attention: Peter Hammond, with a copy to General Counsel, and notice to the Trust shall be sent to Monterey Mutual Fund, 1299 Ocean Avenue, Suite 210, Santa Monica, California 90401, Attention: President.

10.  Entire Agreement
     ----------------

     This Agreement constitutes the entire Agreement of the parties hereto.

11.  Trust Limitations
     -----------------

     This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund. The Fund's Declaration of Trust is on file with the State of Massachusetts.

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

12.  Miscellaneous
     -------------

     (a) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

     (b) The Trust hereby grants to the Administrator the limited power of attorney on behalf of the Funds to sign Blue Sky forms and related documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                                         MONTEREY MUTUAL FUND
                                         (the "Trust")

                                         By: /s/ Authorized Signatory
                                            ------------------------------------
                                             President


                                         UMB FUND SERVICES, INC.
                                         ("Administrator")


                                         By: /s/ Authorized Signatory
                                            ------------------------------------
                                             President


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

                                   Schedule A
                                     to the
                  Administration and Fund Accounting Agreement
                                 by and between
                              Monterey Mutual Fund
                                       and
                             UMB Fund Services, Inc.


                                  Name of Funds
                                  -------------

                    PIA Short-Term Government Securities Fund
                           PIA Total Return Bond Fund
                                 PIA Equity Fund

                        Murphy New World Technology Fund
                       Murphy New World Biotechnology Fund
                  Murphy New WorldTechnology Convertibles Fund

                                  OCM Gold Fund

                                   Schedule B
                                     to the
                  Administration and Fund Accounting Agreement
                                 by and between
                              Monterey Mutual Fund
                                       and
                             UMB Fund Services, Inc.



                                    SERVICES


Subject to the direction and control of the Trust's Board of Trustees and utilizing information provided by the Trust and its agents, the Administrator will:

o provide office space, facilities, equipment and personnel to carry out its services hereunder

o compile data for and prepare with respect to the Funds timely Notices to the Commission required pursuant to Rule 24f-2 under the 1940 Act and Semi-Annual Reports on Form N-SAR (commencing with the N-SAR dated October 31, 2002);

o assist in the preparation for execution by the Trust and file all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Trust's custodian or transfer agent, subject to review and approval of the Trust and the Trust's independent accountants;

o prepare the financial statements for the Annual and Semi-Annual Reports required pursuant to Section 30(d) under the 1940 Act, subject to the review and approval of the Trust and the review of the Trust's independent accountants, commencing with the Annual Reports for the year ended October 31, 2002 (the Administrator shall have no responsibility for the Semi-Annual Reports for the six months ended April 30, 2002);

o provide financial and Fund performance information for inclusion in the Registration Statement for the Trust (on Form N-1A or any replacement therefor) and any amendments thereto, subject to the review of Trust counsel;

o determine and periodically monitor each Fund's income and expense accruals and cause all appropriate expenses to be paid from Trust assets on proper authorization from the Trust;

o calculate income factors and daily net asset values of each Fund (i) in accordance with the Trust's operating documents as provided to the Administrator, and (ii) based on security valuations provided by the Trust, the Trust's investment adviser, and pricing service(s), as provided herein;

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

o    maintain all general ledger accounts and related subledgers;

o assist in the acquisition of the Trust 's fidelity bond required by the 1940 Act, monitor the amount of the bond and make the necessary Commission filings related thereto;

o from time to time as the Administrator deems appropriate, check each Fund's compliance with the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information and monitor each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (but these functions shall not relieve the Trust 's investment adviser and sub-advisers, if any, of their primary day-to-day responsibility for assuring such compliance);

o maintain, and/or coordinate with the other service providers the maintenance of, the accounts, books and other documents required pursuant to Rule 31a-1(a) and (b) under the 1940 Act;

o prepare and/or file state securities registration compliance filings, with the advice of the Trust's legal counsel, upon and in accordance with instructions from the Trust, which instructions will include the states to qualify in, the amounts of Shares to initially and subsequently qualify and the warning threshold to be maintained;

o develop with legal counsel and the secretary of the Trust an agenda for each board meeting and, if requested by the Trustees, attend board meetings and prepare minutes;

o    prepare Form 1099s for Trustees and other fund vendors;

o calculate dividend and capital gains distributions (commencing July 31, 2002) subject to review and approval by the Trust and its independent accountants; and

o generally assist in the Trust 's administrative operations as mutually agreed to by the parties.

The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. These services do not include correcting, verifying or addressing any prior actions or inactions by any Fund or by any prior service provider. To the extent the Administrator agrees to take such actions, those actions taken shall be deemed part of this service schedule.


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

                                   Schedule C
                                     to the
                  Administration and Fund Accounting Agreement
                                 by and between
                              Monterey Mutual Fund
                                       and
                             UMB Fund Services, Inc.

                                      FEES

Asset Based Fees

The following basis point fees and minimum annual fees apply separately to each of the PIA Short-Term Government Securities Fund, PIA Total Return Bond Fund, PIA Equity Fund, Murphy New World Technology Fund, Murphy New World Biotechnology Fund, Murphy New World Technology Convertibles Fund and the OCM Gold Fund. Average net assets break points and the minimum annual fee apply to each Fund, and are not aggregated in calculating the applicable basis point fee per fund or the applicable minimum. If a Fund intends to trade securities on a foreign exchange, or hold securities denominated in foreign currencies, there will be an annual fund accounting surcharge of $4,000 per Fund. In addition, the Fund would be subject to an additional 2 basis points for asset levels up to $250 million and $5,000 to the minimum annual fee.

      -------------------------------------------- -------------------------------------- --------------------------
                  Average Net Assets                           Basis Points                        Minimum
                                                                                                 Annual Fee*
      -------------------------------------------- -------------------------------------- --------------------------

      -------------------------------------------- -------------------------------------- --------------------------
      Up to $50 Million                                  13.0 basis points (0.13%)            $59,500 per Fund
      -------------------------------------------- -------------------------------------- --------------------------
      $50 Million to $100 Million                        5.5 basis points (0.055%)
      -------------------------------------------- -------------------------------------- --------------------------
      $100 Million to $250 Million                       5.0 basis points (0.05%)
      -------------------------------------------- -------------------------------------- --------------------------
      $250 Million to $500 Million                       3.0 basis points (0.03%)
      -------------------------------------------- -------------------------------------- --------------------------
      Over $500 Million                                  2.0 basis points (0.02%)
      -------------------------------------------- -------------------------------------- --------------------------

*The minimum annual fee per Fund is subject to an annual escalation of five percent (5%), which escalation shall be effective commencing one year from the effective date of each Fund and the corresponding date each year thereafter. No amendment of this Schedule B shall be required with each escalation. The foregoing fee schedule assumes a single class of shares for each Fund. Additional fees shall apply when adding any additional Fund(s) and/or classes including compensation for the Administrator's services in connection with the organization of the new Fund(s) or classes. The Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree in writing.

Special Services

To the extent the Administrator corrects, verifies or addresses any prior actions or inactions by any Fund or by any prior service provider the Trust shall pay Administrator compensation at the rate of $100 per hour for such services, plus programming fees if necessary and out of pocket expenses. Except to the extent Administrator may require prepayment based on an estimate of the time to be expended, payment shall be due promptly after receipt of an invoice for such fees.

Out-of-Pocket and Other Related Expenses

The Trust shall also pay/reimburse the Administrator's out-of-pocket and other related expenses. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals in connection with travel in connection with Board meetings and otherwise on behalf of the Trust, programming and related expenses (previously incurred or to be incurred by Administrator) in connection with providing electronic transmission of data between the Administrator and the Funds' other service providers, brokers, dealers and depositories, fees of research services including Lexis/Nexis, Morningstar and Lipper, NASDAQ and other service interface fees, EDGAR related fees, long distance telephone charges, and photocopying, faxes, postage and overnight delivery expenses.

Daily Pricing of Securities

The Trust shall pay the Administrator the following fees for daily pricing of securities, per security, per Fund:

     >  Common Stocks                                                 $0.15
     >  Corporate/Government Bonds/ Foreign Stocks                    $0.50
     >  Municipal Securities                                          $0.55
     >  CMOs                                                          $1.00
     >  Domestic Corporate Action                                     $0.05
     >  Foreign Corporate Action                                      $0.15


Edgar Filing Production Management Fees

     >  Annual Registration Statements (e.g., 485)                   $1,000
     >  Follow-up 497 filings to Annual Registration Statements,       $850
        excluding 497J (see below)
     >  Annual and Semiannual Reports (N30D)                           $650
     >  Quarterly Reports (N30B-2)                                     $400
     >  Notice to Accompany SEC Registration Fees (24f-2)              $300
     >  Certification of No Change to Prospectus and/or SAI (497J)     $300
     >  Certificate of Accounting of Securities (N17f-2)               $300
     >  Ads and Sales Literature (482)                                 $300
     >  Correspondence                                                 $300

UMB 4.NAV  Services (daily uploads of NAVs to Website)

     >  Set Up Fee, daily and historical NAV (per fund family)       $3,000
     >  Monthly maintenance fee (per fund)                             $200




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